As filed with the Securities and Exchange Commission on July 15, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State of Incorporation)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California 95054

(Address of principal executive offices)

1997 Equity Incentive Plan

(Full title of the plans)

Kenneth P. Wilcox

Chief Executive Officer

SILICON VALLEY BANCSHARES

3003 Tasman Drive, Santa Clara, California 95054

(408) 654-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. Catherine Ngo, Esq.

Silicon Valley Bancshares

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock (par value $.001)	1,500,000 shares	$24.84	$37,260,000	$3,428.00

(1)                                  This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 12, 2002 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8 NO. 33-28185 AND THE POST
EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-39680 AND NO. 333-59590.

The contents of Registration Statement on Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on May 30, 1997 and Post Effective Amendment No. 1 to Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on April 28, 1999, and the contents of Registration Statements on Form S-8 No. 333-39680 and No. 333-59590 filed with the Securities and Exchange Commission on June 20, 2000 and April 26, 2001 respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of A. Catherine Ngo, Esq., General Counsel

23.1	Consent of KPMG LLP

23.2	Consent of A. Catherine Ngo, Esq., General Counsel is contained in Exhibit 5 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	1997 Equity Incentive Plan, as amended as of April 18, 2002.

99.2	Form of Stock Option Agreements used in connection with the 1997 Equity Incentive Plan (1)

(1)	Filed as an exhibit with the Company’s Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 12, 2002.

SILICON VALLEY BANCSHARES

By:	/s/ Kenneth P. Wilcox
Kenneth P. Wilcox
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Catherine Ngo, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth P. Wilcox	President, Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2002
KENNETH P. WILCOX

/s/ Lauren A. Friedman	Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2002
LAUREN A. FRIEDMAN

/s/ John C. Dean	Chairman of the Board	July 12, 2002
JOHN C. DEAN

/s/ Gary K. Barr	Director	July 12, 2002
GARY K. BARR

/s/ James F. Burns, Jr.	Director	July 12, 2002
JAMES F. BURNS, JR.

/s/ G. Felda Hardymon	Director	July 12, 2002
G. FELDA HARDYMON

/s/ Alex W. Hart	Director	July 12, 2002
ALEX W. HART

/s/ Stephen E. Jackson	Director	July 12, 2002
STEPHEN E. JACKSON

/s/ James R. Porter	Director	July 12, 2002
JAMES R. PORTER

/s/ Michaela K. Rodeno	Director	July 12, 2002
MICHAELA K. RODENO

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EXHIBIT INDEX

Exhibit Number

5.1	Opinion of A. Catherine Ngo, Esq., General Counsel

23.1	Consent of KPMG LLP

23.2	Consent of A. Catherine Ngo, Esq., General Counsel is contained in Exhibit 5 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	1997 Equity Incentive Plan, as amended as of April 18, 2002.

99.2	Form of Stock Option Agreements used in connection with the 1997 Equity Incentive Plan (1)

(1)	Filed as an exhibit with the Company’s Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

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